                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                       February 12, 2003 (January 28, 2003)

                     ST. MARY LAND & EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

          Delaware                   001-31539                  41-0518430
(State or other jurisdiction        (Commission               (I.R.S Employer
      of incorporation)             File Number)             Identification No.)

             1776 Lincoln Street, Suite 700, Denver, Colorado 80203
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (303) 861-8140

                                 Not applicable
         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

         On January 29, 2003, St. Mary Land & Exploration Company (the
"Company") acquired certain oil and gas properties with an estimated 69 BCFE of proved reserves from Flying J Oil & Gas Inc. and Big West Oil & Gas Inc.
in exchange for 3,380,818 restricted shares of St. Mary common stock. In addition, St. Mary has made a non-recourse loan to Flying J and Big West of
$71,594,000 at Libor plus 2% for up to a 39-month period, which is secured by a pledge of these shares of St. Mary stock. During the 39-month loan period Flying
J and Big West can elect to sell their shares of St. Mary stock to the Company for $71,594,000 plus accrued interest on the loan for the first thirty months, and St. Mary can elect to purchase the shares for $97,447,000, with the proceeds applied to the repayment of the loan.

         The shares are subject to contractual restrictions on transfer for a period of two years and St. Mary will be required to file a registration statement for the resale of the shares and have it declared effective upon the expiration of the two-year period. In addition, there is a standstill agreement whereby Flying J and Big West and their affiliates cannot increase their percentage ownership of St. Mary for a period of 30 months. St. Mary funded the
$71,594,000 loan through borrowings under its new $300 million bank credit facility discussed under Item 5 below.

         The acquisition was consummated pursuant to a Purchase and Sale
Agreement dated December 13, 2002 and related agreements executed on January 29,
2003 which are furnished as exhibits to this report. The Company issued a press release dated January 30, 2003 announcing the completion of the acquisition and the new credit facility, which press release is also furnished as an exhibit to this report.

Item 5.  Other Events and Regulation FD Disclosure.

         On January 28, 2003, the Company entered into a new $300 million credit facility with Wachovia Bank as Administrative Agent and eight other co-agents or participating banks. The initial calculated borrowing base is set at $250 million after the acquisition of properties from Flying J and Big West as discussed under Item 2 above, and the mortgage of these properties. St. Mary has accepted an initial commitment of $150 million under this new facility. The
Company has $76 million of bank debt outstanding after the completion of the acquisition of properties from Flying J and Big West. At its current level of borrowing, the loan balance accrues interest at LIBOR plus 1.25%.

Item 7.    Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired.

              Financial statements for the acquired properties are not required to be filed with this report.

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     (b) Pro forma financial information.

              Pro forma financial statements, which give effect to the
              acquisition of the acquired properties, are not required to be filed with this report.

     (c) Exhibits.

              The following exhibits are furnished as part of this report:

              Exhibit 10.1*  Purchase and Sale Agreement dated as of December
                             13, 2002 among Flying J Oil & Gas Inc., Big
                             West Oil & Gas Inc., NPC Inc. and St. Mary Land
                             & Exploration Company

              Exhibit 10.2*  Addendum dated January 29, 2003 to Purchase and
                             Sale Agreement dated December 13, 2002

              Exhibit 10.3*  Nonrecourse Secured Promissory Note dated January
                             29, 2003 by Flying J Oil & Gas Inc. and Big
                             West Oil & Gas Inc.

              Exhibit 10.4*  Stock Pledge Agreement from Flying J Oil & Gas
                             Inc. and Big West Oil & Gas Inc. to St. Mary
                             Land & Exploration Company executed as of
                             January 29, 2003

              Exhibit 10.5*  Registration Rights Agreement dated as of January
                             29, 2003 among St. Mary Land & Exploration
                             Company, Flying J Oil & Gas Inc. and Big West
                             Oil & Gas Inc.

              Exhibit 10.6*  Put and Call Option Agreement dated as of January
                             29, 2003 among St. Mary Land & Exploration
                             Company, Flying J Oil & Gas Inc. and Big West
                             Oil & Gas Inc.

              Exhibit 10.7*  Standstill Agreement dated as of January 29, 2003 among St. Mary Land & Exploration Company,
                             Flying J Oil & Gas Inc. and Big West Oil &
                             Gas Inc.

              Exhibit 10.8*  Share Transfer Restriction Agreement dated as of
                             January 29, 2003 among St. Mary Land &
                             Exploration Company, Flying J Oil & Gas Inc.
                             and Big West Oil & Gas Inc.

              Exhibit 10.9*  Indemnity Guarantee Agreement dated January 29,
                             2003 between NPC Inc. and Flying J Inc.

              Exhibit 99.1*  Press release of St. Mary Land & Exploration
                             Company dated January 30, 2003

     ---------------
     *   Filed herewith.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ST. MARY LAND & EXPLORATION COMPANY

Date: February 12, 2003                   /s/ RICHARD C. NORRIS
                                         ---------------------
                                         Richard C. Norris
                                         Vice President - Finance,
                                         Treasurer and Secretary

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